UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2013 (September 26, 2013)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3776 South High Street, Columbus, Ohio		43207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 2.05 Costs Associated with Exit or Disposal Activities.

BEF Foods Consolidation Plan

On September 27, 2013, Bob Evans Farms, Inc., the registrant, announced internally planned changes to its’ food production operations. Management committed to the action on September 26, 2013. The company intends to close its food production plant in Richardson, Texas, in the second quarter of fiscal year 2014. Approximately 111 plant workers will be impacted by this closure. As part of the plan, the registrant will invest approximately $4.0 million of capital during fiscal year 2014, and approximately $10.0 million during fiscal year 2015 to add equipment to its food production facilities in Xenia, Ohio, and Hillsdale, Michigan, to absorb the Richardson capacity. The registrant estimates proceeds from the eventual sale of the Richardson, Texas, facility of $5.0 to $7.0 million.

The registrant anticipates a total annual pre-tax benefit of approximately $2.0 million to $2.5 million from the consolidation plan discussed above. Partial realization of the pre-tax benefits in the range of $1.5 to $2.0 million will commence in fiscal year 2015, with full realization expected by fiscal 2016. Significant pre-tax benefits are not expected to be realized during fiscal year 2014. The registrant anticipates taking the following estimated pre-tax charges primarily during the second and third quarters of fiscal year 2014 related to the activities outlined above: (1) approximately $1.0 million in cash for termination benefits and other employee costs; (2) approximately $3.5 million of impairment charges; and (3) approximately $3.0 million in cash for plant decommissioning costs.

Item 2.06 Material Impairments.

BEF Foods Consolidation Plan

On September 27, 2013, Bob Evans Farms, Inc., the registrant, announced internally planned changes to its’ food production operations. Management concluded that a material impairment charge is required on September 26, 2013. The company intends to close its food production plant in Richardson, Texas, in the second quarter of fiscal year 2014. The registrant anticipates an impairment charge of approximately $3.5 million primarily related to the food production plant. This estimated pre-tax charge will be taken primarily during the second and third quarters of fiscal year 2014. Registrant does not believe that the impairment charge will result in additional future cash expenditures.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 30, 2013	BOB EVANS FARMS, INC.

	By:	/s/ Paul F. DeSantis
Paul F. DeSantis, Chief Financial Officer and Treasurer